                                                                    EXHIBIT 23.3




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 1999, except for Note 9 as to which the date is September 1, 1999, relating to the consolidated financial statements of Gulfstream Park Racing Association, Inc. and Subsidiary, which appears in the Registration Statement on Form S-1 (File No. 333-94791) of Magna Entertainment Corp. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------
Miami, Florida
August 29, 2001